Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated December 14, 2011 with respect to the consolidated financial statements, schedules, and internal control over financial reporting in the Annual Report of Telular Corporation on Form 10-K for the year ended September 30, 2011, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Chicago, Illinois
December 11, 2012